UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     June 8, 2015

MAGELLAN GOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	_333-174287	27-3566922
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010A Harbison Drive # 312, Vacaville, CA  95687

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers.; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01	Regulation FD Disclosure

Effective June 1, 2015, the Boards of Directors of Magellan Gold Corporation (“Magellan”) and its mineral subsidiary Gulf & Western Industries, Inc. (“Gulf & Western”) appointed W. Pierce Carson to the positions of President, Chief Executive Officer and a Director of Gulf & Western. On June 10, 2015, Magellan issued a press release, filed herewith, announcing Mr. Carson’s appointment.

Mr. Carson has over 40 years of experience in the mining industry and has managed the discovery, financing, development and operation of precious metals, base metals and industrial minerals properties in the United States, Australia, Africa and Papua New Guinea. He has been responsible for or closely involved with a number of mineral deposits that have been developed into mines. Mr. Carson held the positions of Senior Geologist, Overseas Mineral Evaluation, and Exploration Manager, Australia for Exxon Minerals Company; Manager of Precious Metals Exploration, North America for Kennecott Copper Corporation; President and Director of Mining & Exploration Operations in Australia, Papua New Guinea, USA, Canada and Mexico for Nord Pacific Ltd.; President and Vice-President of Exploration for Nord Resources Corporation; and Chief Executive Officer for Santa Fe Gold Corporation. Mr. Carson holds a PhD in Economic and Structural Geology and an MS in Ore Deposits from Stanford University, and a Bachelor’s Degree in Geology from Princeton University.

There are no arrangements or understandings between Mr. Carson and any other persons pursuant to which he was elected an officer. Except as described herein, Mr. Carson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Carson does not have a family relationship with any member of the Boards of Directors of Magellan or Gulf & Western or any executive officer of those companies.

Compensatory Arrangements of Certain Officers

Employment Agreement

Gulf &Western and Mr. Carson have entered into the Employment Agreement in connection with the appointment of Mr. Carson as the President, Chief Executive Officer and a Director of Gulf & Western effective June 1, 2015. The Employment Agreement is filed as an Exhibit hereto.

In connection with his appointment, Gulf & Western issued Mr. Carson restricted shares of its common stock representing 15% of the total issued and outstanding shares in return for one year of his services. Mr. Carson also has agreed to provide Gulf & Western with a list of mineral properties for potential acquisition. If Gulf & Western elects to proceed with acquisition of any listed property, Gulf & Western and Mr. Carson, acting reasonable, will determine the amount of compensation, if any, due Mr. Carson related to acquisition of such property.

Item 9.01

   Financial Statements and Exhibits

Exhibits No.	Exhibits

99.1	News release dated June 10, 2015
10.1	Employment Agreement between Gulf & Western Industries, Inc. and W Pierce Carson effective June 1, 2015, dated June 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magellan Gold Corporation

Date: June 11, 2015	By; __/s/ John C. Power
John C. Power, President

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